UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

                                                     None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a registrant.

On June 13, 2013, Accountabilities, Inc. (“Accountabilities”), a Delaware Corporation wholly-owned subsidiary of Corporate Resource Services, Inc. (the “Company”) entered into an account purchase agreement and an amendment thereto (“Account Purchase Agreement”), with Wells Fargo Bank, National Association (“Wells Fargo”) in order to provide financing to Accountabilities.  The Account Purchase Agreement replaces a similar agreement Accountabilities maintained with Amerisource Funding, Inc. (“Amerisource”) from June 13, 2011 to June 13, 2013.  Under the terms of the Account Purchase Agreement, Accountabilities will sell its trade receivables to Wells Fargo.  Wells Fargo will advance 90% of the purchased receivables’ value upon sale of each trade receivable sold, with the remainder, less certain offsets, to be credited upon the receivables final collection to an account established for the satisfaction of fees, charges or other obligations owed by Accountabilities under the Account Purchase Agreement.  Interest on the aggregate amount of purchased receivables shall be charged at the London Interbank Offering Rate (“LIBOR”) plus 6.17%, provided, however, that if such interest rate exceeds the lawful maximum, if any, interest shall accrue at such maximum rate.

The risk Accountabilities bears from bad debt losses on trade receivables sold is retained by Accountabilities, and receivables sold which become greater than 90 days old can be charged back to Accountabilities by Wells Fargo.  Additionally, Wells Fargo has the right to require Accountabilities to repurchase its receivables from time to time in Wells Fargo’s sole discretion.  In connection with the entry into the Account Purchase Agreement, Accountabilities granted a security interest to Wells Fargo in substantially all of Accountabilities’ assets.

The Account Purchase Agreement is for a term commencing on June 13, 2013 through August 27, 2013, and thereafter for subsequent 24 month periods unless Wells Fargo or Accountabilities notifies the other party in writing at least sixty days in advance of the renewal term.  The Account Purchase Agreement may also be terminated earlier by Accountabilities upon 30 days prior notice to Wells Fargo, or by Wells Fargo upon the occurrence of certain events of termination.  Upon the occurrence of an event of termination, Wells Fargo may, among other things, accelerate all indebtedness of Accountabilities owed to Wells Fargo, require Accountabilities to repurchase any and all receivables purchased by Wells Fargo, or take possession and sell any of the collateral that Wells Fargo has a security interest in.

In connection with its entry into the Account Purchase Agreement, Accountabilities executed a continuing guaranty (the “Continuing Guaranty”) in favor of Wells Fargo.  The Continuing Guaranty provides that Accountabilities guarantees the current and future obligations of the direct or indirect subsidiaries of the Company with similar agreements (see below) to Wells Fargo. The terms of each such agreement were previously described in Items 1.01 and 2.03 of the Forms 8-K listed below, which are incorporated herein by reference:

•

Form 8-K filed with the Securities Exchange Commission (“SEC”) on September 1, 2010 relating to the Account Purchase Agreement between Insurance Overload Services, Inc., a Delaware Corporation (“Insurance Overload”), and Wells Fargo dated as of August 27, 2010;

•

Form 8-K filed with the SEC on November 5, 2010 relating to the Account Purchase Agreement between Corporate Resource Development, Inc., a Delaware Corporation (“CRD”), and Wells Fargo dated as of November 2, 2010;

•

Form 8-K filed with the SEC on February 1, 2011 relating to the Account Purchase Agreement between Diamond Staffing Services, Inc., a Delaware Corporation (“Diamond”), and Wells Fargo dated as of January 31, 2011; and,

•

Form 8-K filed with the SEC on November 25, 2011 relating to the Amended and Restated Account Purchase Agreement between TS Staffing Services, Inc., a Texas Corporation (“TS Staffing”), and Wells Fargo, dated as of November 21, 2011.

Effective October 1, 2012, CRD and TS Staffing entered into a Fourth Amendment to Account Purchase Agreement and Second Amendment to Account Purchase Agreement, respectively, while Insurance Overload and Diamond Staffing each entered into a separate Third Amendment to Account Purchase Agreement with Wells Fargo (collectively, the “October 2012 Amendments”).  Each of the October 2013 Amendments increased the aggregate maximum amount that the Companies’ subsidiaries from Wells Fargo to $67.5 million, the same collective maximum amount the Asset Purchase Agreement.  The increase in the aggregate maximum amount is the result of Wells Fargo participating as administrative lender with another lender.  In addition, the interest accrued on the aggregate amount of trade receivables was increased under the Amendments from LIBOR plus 5.55% per annum to LIBOR plus 6.17% per annum; provided, however, that if such interest rate exceeds the lawful maximum, if any, interest shall accrue at such maximum rate.    The increase in the interest rate was offset by a change in the calculation of amount borrowed, resulting in a reduction of the amount borrowed. As a result, the increased interest rate did not have a material effect on our interest expense.

On June 13, 2013, CRD and TS Staffing entered into a Fifth Amendment to Account Purchase Agreement and Third  Amendment to Account Purchase Agreement, respectively, while Insurance Overload and Diamond Staffing each entered into a separate Fourth Amendment to Account Purchase Agreement with Wells Fargo (collectively, the “June  2013 Amendments”).   Each of the June 2013 Amendments reflect that Accountabilities entered into an Account Purchase Agreement with Wells Fargo.

Item 9.01.  Financial Statements and Exhibits

(d)            Exhibits

10.1       Account Purchase Agreement dated as of June 13, 2013, by and between Accountabilities, Inc. and Wells Fargo Bank, National Association.

10.2       Amendment to Account Purchase Agreement and Other Documents dated as of June 13, 2013, by and between Accountabilities, Inc. and Wells Fargo Bank, National Association.

10.3       Third Amendment to Account Purchase Agreement dated as of October 1, 2012, by and between Insurance Overload Services, Inc. and Wells Fargo Bank, National Association.

10.4       Fourth Amendment to Account Purchase Agreement dated as of October 1, 2012, by and between Corporate Resource Development, Inc. and Wells Fargo Bank, National Association.

10.5       Third Amendment to Account Purchase Agreement dated as of October 1, 2012, by and between Diamond Staffing Services, Inc. and Wells Fargo Bank, National Association.

10.6      Second Amendment to Account Purchase Agreement dated as of October 1, 2012, by and between TS Staffing Services, Inc. and Wells Fargo Bank, National Association.

10.7       Fourth Amendment to Account Purchase Agreement dated as of June 13, 2013, by and between Insurance Overload Services, Inc. and Wells Fargo Bank, National Association.

10.8       Fifth Amendment to Account Purchase Agreement dated as of June 13, 2013, by and between Corporate Resource Development, Inc. and Wells Fargo Bank, National Association.

10.9       Fourth Amendment to Account Purchase Agreement dated as of June 13, 2013, by and between Diamond Staffing Services, Inc. and Wells Fargo Bank, National Association.

10.10     Third Amendment to Account Purchase Agreement dated as of June 13, 2013, by and between TS Staffing Services, Inc. and Wells Fargo Bank, National Association.

10. 11    Continuing Guaranty dated June 13, 2013, by and between Accountabilities, Inc. and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
Name	John P. Messina
Title	Chief Executive Officer

Date:  June 21, 2013